Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Henry Schein, Inc. (the “Company”) for the period ending December 27, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley M. Bergman, the Chairman, Chief Executive Officer and President of the Company, and I, Steven Paladino, Executive Vice President and Chief Financial Officer of the Company, do hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated March 9, 2004	/s/ Stanley M. Bergman

Stanley M. Bergman Chairman, Chief Executive Officer and President

Dated March 9, 2004	/s/ Steven Paladino
Steven Paladino Executive Vice President and Chief Financial Officer

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.